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                                                                       EXHIBIT 8

                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                       633 WEST FIFTH STREET, SUITE 4000
                       LOS ANGELES, CALIFORNIA 90071-2007


                                  June 6, 1997



Ralphs Grocery Company
1100 West Artesia Boulevard
Compton, California 90220

                  Re:      Ralphs Grocery Company
                           Registration Statement on Form S-4 (File No. 333-   )
                           -----------------------------------------------------

Ladies and Gentlemen:

         You have requested our opinion concerning the material federal income tax consequences of the exchange of 11% Senior Subordinated Notes due 2005 of Ralphs Grocery Company (the "Company") which have been registered under the Securities Act of 1933, as amended, for outstanding 11% Senior Subordinated Notes due 2005 of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

         The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or







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Ralphs Grocery Company
June 6, 1997
Page 2


retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Certain Federal Income Tax Consequences" and "Legal Matters."





                                                Very truly yours,


                                                LATHAM & WATKINS